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EXHIBIT 10.30

                            FOURTH AMENDMENT TO LEASE

           This Fourth Amendment to Lease ("Amendment"), dated as of this 22nd day of December, 1997, by and between SIDLEY & AUSTIN, a general partnership ("Landlord"), and FRANKLIN NATIONAL BANK, a national banking association, formerly NATIONAL ENTERPRISE BANK and ENTERPRISE BANK, NATIONAL ASSOCIATION ("Tenant").

                                   WITNESSETH:

           WHEREAS, Landlord and Tenant entered into that certain Lease dated September 27, 1982, as amended by that certain First Amendment to Lease dated December 27, 1984, that certain Second Amendment to Lease dated September 15, 1992, and that certain Third Amendment to Lease dated March 19, 1997 (collectively, the "Lease"), whereby Landlord leased certain premises to Tenant as described therein upon certain terms and conditions described therein; and

           WHEREAS, Tenant wishes to extend the term of its lease of certain space from Landlord and Landlord wishes to extend the term of the lease of such space to Tenant;

           NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the parties agree to amend the Lease as follows:

           1. Defined Terms. All capitalized terms, unless defined herein, shall have the meaning and definitions set forth in the Lease.

           2. Premises. The term "Premises" as used herein and in the Lease shall mean and refer to that approximately 5,843 rentable square feet of area on the lower retail level as identified on part of Exhibit A of the Lease and on Exhibit A hereto, which area shall be hereinafter referred to as the "Extension Space".

           3. Term. The term of the lease of the Extension Space (the "Extension Tenn") shall commence on January 1, 1998, and end, unless sooner terminated pursuant to the provisions of the Lease, on December 31, 1998. The "Term" as defined in the Lease shall mean and refer to the Term of the Lease as amended therein and the Extension Term.

           4. Base Rent. Tenant, in consideration for this Fourth Amendment to Lease and the leasing of the Extension Space, in addition to all other rents paid under the Lease, agrees to pay to Landlord a base annual rental for the Extension Space ("Extension Space Base Rent") from January 1, 1998 through December 31, 1998 of One Hundred Fifty-Nine Thousand Five Hundred Thirteen Dollars and 90/100 ($159,513.90), payable in equal monthly installments of Thirteen Thousand Two Hundred Ninety-two and 80/100 Dollars ($13,292.80) each; all payments to be payable in advance and without demand, on the first day of each calendar month during the Extension Term. The term Base Rent in the Lease shall mean and refer to the Base Rent defined therein and the Extension Space Base Rent as set forth in this paragraph, except that any rent escalation provided in Paragraph 3.02 of the Lease shall not apply to the Extension Space Base Rent.

           5. Operating Expense Reimbursement. Effective on January 1, 1998, the Tenant Percentage (as defined in the Lease) shall be decreased by subtracting therefrom the amount of three and twenty-two hundredths percent (3.22%) (i.e., the amount equivalent to Tenant's proportionate share of Operating Expenses for the Extension Space). Commencing on January 1, 1998, and continuing as long as Tenant leases the Extension Space pursuant to this Fourth Amendment or any renewal thereof, in addition to the amounts otherwise due under Paragraph 3.03 of the Lease, Tenant shall pay Landlord an Operating Expense Reimbursement (as defined in the Lease) for the Extension Space at a Tenant Percentage of three and twenty-two hundredth percent (3.22%), but such payment of the Tenant Percentage for the Extension Space shall be based on


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any increase of Operating Expenses (as defined in the Lease) over a Base Year of
1997. All other terms and provisions of Paragraph 3.03 of the Lease shall remain in full force and effect.

           6. Construction. Tenant agrees to lease the Extension Space on an "as is" basis. Landlord is not obligated to make any improvements thereto.

           7. Parking. Execution of this Fourth Amendment will not change Landlord's allocation of parking spaces to Tenant under the Lease, provided that Tenant or its customers or employees pay the monthly contract parking rate established from time-to-time for each such space. Upon termination of this Fourth Amendment (if such termination is earlier than the termination of the Lease), Landlord will recapture from Tenant six (6) of the parking places now allocated to Tenant under the Lease. All other provisions set forth in Paragraph
17.15 of the Lease shall apply to the parking privileges granted hereunder.

           8. Renewal Option. Provided that Tenant is not in default under the Lease and/or this Fourth Amendment at the time Tenant gives the notice described herein or at any time thereafter until each renewal term commences, Tenant shall have an annual option to renew the term of its lease of the Extension Space for successive one-year terms until the Lease terminates on December 31, 2001 or earlier according to its terms, subject to Landlord's right to use the Extension Space as hereinafter provided. Tenant must exercise its option for each annual renewal by providing Landlord written notice of its intent to renew the term of the lease of the Extension Space for another January 1 through December 31, such notice to be delivered to Landlord no earlier than April 1 and not later than August 1 during the year immediately preceding the renewal year. Landlord shall have (30) days from Landlord's receipt of each such notice to notify Tenant whether or not Landlord will permit such renewal of the term of the lease of the Extension Space or whether Landlord intends to use the Extension Space for Landlord's purposes such that Tenant may not renew the term of the Lease of the Extension Space.

           If Tenant is permitted to renew the term of its lease of the Extension Space for another year or years, all terms and provisions of the Lease and this Fourth Amendment shall remain unchanged and in full force and effect except that the Extension Space Base Rent shall increase as follows:

                                                                                       ANNUAL                MONTHLY
                                                                                  EXTENSION SPACE        EXTENSION SPACE
                               YEAR                                                  BASE RENT              BASE RENT
                               ----                                                  ---------              ---------
               January 1 - December 1, 1999                                        $  164,299.31          $  13,691.61
               January 1 - December 1, 2000                                           169,228.28             14,102.36
               January 1 - December 1, 2001                                           174,305.12             14,525.47

           9. Full Force and Effect. All other terms and provisions of the Lease as hereby amended are hereby ratified and confirmed, and shall remain in full force and effect. All references to the Lease herein and in the Lease shall mean and refer to the Lease as hereby amended.

           IN WITNESS WHEREOF, Landlord and Tenant have set their hands the day and year first above written.

                                          LANDLORD:
                                          SIDLEY & AUSTIN
                                          By:
                                             -----------------------------------
                                                                       A Partner

                                          TENANT:

ATTEST:                                   FRANKLIN NATIONAL BANK
       ------------------------------     By:
  Its:                                       -----------------------------------
      -------------------------------        Its                       President
                                                -----------------------


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